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                                                                     EXHIBIT 5.1

                                  [LETTERHEAD]
                                LATHAM & WATKINS
                                ATTORNEYS AT LAW


                                November 11, 1997

InterVU Inc.
201 Lomas Santa Fe Drive
Solana Beach, CA 92075

                Re: Registration Statement No. 333-33521; 2,567,000 shares of Common Stock, par value $.001 per share

Ladies and Gentlemen:

               In connection with the registration of 2,567,000 shares of common stock of the Company, par value $.001 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), by InterVU Inc., a Delaware corporation (the "Company"), on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on August 13, 1997 (File No. 333-33521), as amended by Amendment No. 1 filed with the Commission on October 24, 1997 and Amendment No. 2 filed with the Commission on November 12, 1997 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

               In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

               In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

               We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability

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InterVU Inc.
November 11, 1997
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thereto, or the effect thereon, of the laws of any other jurisdiction, any other laws of then State of Delaware or any matters of municipal law or the laws of any other local agencies within the state.

               Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

               We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                  Very truly yours,

                                  /s/ LATHAM & WATKINS